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                           CERTIFICATE OF DESIGNATION
                                       OF
                               PANDEL SERIES STOCK
                                       OF
                                 FIBERCHEM, INC.

                                         _______________________

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                         _______________________

                  FiberChem, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on June 29, 2000 pursuant to authority of the Board of Directors as required by Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized preferred stock, par value $0.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                  Of the total number of shares of Preferred Stock , $0.01 par value, authorized under the Corporation's Certificate of Incorporation, 750,000 shares shall be of a series designated as Pandel Series Stock:


                                    ARTICLE I


         The rights and preferences of the holders of the shares of Pandel Series Stock shall be as set forth in this ARTICLE I.

         SECTION 1.        DIVIDENDS.

                           (a)      DIVIDEND ACCRUALS AND PAYMENTS. The
                  Corporation shall not be required to declare or pay a dividend on the Pandel Series Stock, except as set forth in this
                  Section 1. No cash dividend or other distribution shall be paid, or declared and set apart for payment, on any share of Common Stock, unless a cash


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                  dividend or other distribution is paid, or declared and set apart for payment, with respect to each outstanding share of Pandel Series Stock in an amount equal to the dividend paid or declared on a share of Common Stock multiplied by the Pandel Series Stock Ratio (as hereinafter defined).

                           (b) RATABLE ALLOCATION OF DIVIDENDS. If at any time the Corporation pays less than the total amount of dividends then accrued and payable with respect to all outstanding shares of Pandel Series Stock, such payment will be distributed ratably among the holders of such shares of Pandel Series Stock PRO RATA in proportion to the aggregate accrued but unpaid dividends on the shares of Pandel Series Stock held by each such holder.

          SECTION 2.      LIQUIDATION, DISSOLUTION, OR WINDING-UP.

                           In the event of any liquidation, dissolution or
                  winding-up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Pandel Series Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, before any payment shall be made to or set aside for the holders of any other class or series of capital stock ranking on liquidation junior to the Pandel Series Stock, an amount equal to the greater of: (i) $.10 per share of Pandel Series Stock held (subject to adjustment in proportion to any change in the Pandel Series Stock Ratio), plus all accrued and unpaid dividends on the Pandel Series Stock through the date of such liquidation, dissolution or winding-up; and (ii) such holders' PRO RATA share of any assets remaining available for distribution to the holders of Pandel Series Stock and Common Stock after payment of the liquidation preference applicable to any preferred stock ranking senior to the Pandel Series Stock and the Common Stock upon such liquidation based on the number of shares of stock held by each (with each holder of shares of Pandel Series Stock being deemed for such purpose to hold a number of shares of stock equal to the number of shares of Pandel Series Stock owned by such holder as of the date of such liquidation, dissolution or winding up of the Corporation multiplied by the Pandel Series Stock Ratio ) (the "PANDEL SERIES STOCK LIQUIDATION VALUE"). The Common Stock and the Pandel Series Stock shall rank on liquidation junior to (i) any shares of preferred stock of any series outstanding immediately prior to the date of first issuance of the Pandel Series Stock and (ii) any shares of preferred stock of the series designated Special Stock. If upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets lawfully available to be distributed to the holders of Pandel Series Stock shall be insufficient to permit payment to such stockholders of their full applicable Pandel Series Stock Liquidation Value per share, then all of the assets of the Corporation lawfully available for distribution shall be distributed PRO RATA among the holders of shares of Pandel Series Stock in proportion to the number of shares of Pandel Series Stock held by them as of the date of such liquidation, dissolution or winding-up of the Corporation.


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         SECTION 3.        VOTING RIGHTS.

                           Except as otherwise expressly provided herein or as
                  required by applicable law (and not subject to waiver by the Corporation), the holder of each share of Pandel Series Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors . Each share of Pandel Series Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Pandel Series Stock owned by such holder as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited, multiplied by the Pandel Series Stock Ratio. Except as otherwise expressly provided herein or expressly required by applicable law, the holders of shares of Pandel Series Stock, any other class of stock possessing voting rights and Common Stock, respectively, shall vote together as a single class on all matters submitted to a vote or consent of stockholders.


         SECTION 4. CONVERSION; PANDEL SERIES STOCK RATIO AND ADJUSTMENTS. Shares of Pandel Series Stock shall be subject to conversion into shares of Common Stock as set forth in this Section 4.

                           (a)      AUTOMATIC CONVERSION.

                                    (i) AUTOMATIC CONVERSION ON DECEMBER 31,
                           2000 OR UPON NOTICE. Provided the Corporation shall have a sufficient number of shares of Common Stock reserved for issuance upon conversion of the Pandel Series Stock as hereinafter provided then, on December 31, 2000 without notice, or at any time prior to December 31, 2000 on not less than fifteen days prior written notice to each holder of Pandel Series Stock given by first-class mail at the address of such holder as it appears on the records of the Corporation, each share of Pandel Series Stock outstanding shall be converted into a number of fully paid and non-assessable shares of Common Stock equal to the product obtained by multiplying (A) the number of shares of Pandel Series Stock being converted, by
                           (B) the Pandel Series Stock Ratio (as defined in
                           Section 4(b)) then in effect, automatically and without further action.

                                    (ii) MECHANICS OF AUTOMATIC CONVERSION. Upon
                           any automatic conversion of shares of Pandel Series Stock into shares of Common Stock pursuant to this
                           Section 4(a), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or


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                           certificates, a certificate or certificates for the
                           number of shares of Common Stock into which such shares of Pandel Series Stock were so converted. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Pandel Series Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement in form and substance satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                           (b) PANDEL SERIES STOCK RATIO. The Pandel Series Stock Ratio initially shall be 100, subject to adjustment as provided in this Section 4.

                           (c) ADJUSTMENTS FOR EXTRAORDINARY COMMON STOCK EVENTS. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 4(d) hereof), automatically and without further action, and simultaneously with the happening of such Extraordinary Common Stock Event, the Pandel Series Stock Ratio shall be adjusted by multiplying the then effective Pandel Series Stock Ratio by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event.

                           (d) EXTRAORDINARY COMMON STOCK EVENT. As used herein, "EXTRAORDINARY COMMON STOCK EVENT" means (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock , (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Designation to be signed by its duly authorized officers on this 27th day of July, 2000.

                                FIBERCHEM, INC.

                                                     By:    /s/ Melvin W. Pelley
                                                        ------------------------
                                    Name:   Melvin W. Pelley
                                    Title:  Chief Financial Officer & Secretary